                                                                     EXHIBIT 4.8


                        BORG-WARNER SECURITY CORPORATION

                SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT


         This SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this "AMENDMENT") is dated as of March 15, 1995 and entered into by and among BORG-WARNER SECURITY CORPORATION, a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), BANK OF AMERICA ILLINOIS, THE BANK OF NEW YORK and THE BANK OF NOVA SCOTIA, as Lead Managers, BANKERS TRUST COMPANY, CIBC INC. and NATIONSBANK, N.A. ("CAROLINAS"), as Co-Agents, and BANKERS TRUST COMPANY, as Administrative Agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), and, for purposes of Section 5 hereof, the Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of January 27, 1993 by and among Company, Lenders, Lead Managers, Co-Agents and Administrative Agent, as amended by that certain First Amendment to the Credit Agreement dated as of June 30, 1994 (such agreement, as so amended, being referred to herein as the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

         WHEREAS, Company and Lenders desire to amend the Credit Agreement by
(i) revising the pricing provisions thereof, (ii) amending certain provisions related to the refinancing of the Senior Notes, (iii) making provision for a proposed off-balance sheet facility for the alarm services businesses, (iv) amending certain of the financial covenants contained therein and (v) making certain other amendments as set forth below; and

         WHEREAS, subject to the terms and conditions of this Amendment, Lenders are willing to agree to such amendments;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


         SECTION 1.  AMENDMENTS TO THE CREDIT AGREEMENT

         1.1  AMENDMENTS TO SECTION 1:  DEFINITIONS.

         A. ASSET SALE. The definition of "Asset Sale" contained in subsection 1.1 of the Credit Agreement is hereby amended by deleting clause (B) therefrom in its entirety and by substituting the following therefor:

         "(B) the sale or discount of notes, accounts receivable, contracts, leases or other receivables to the extent sold or discounted in connection with the off-balance sheet facilities permitted by subsections 6.1(vii) and (x) and, in the case of the off-balance sheet facility permitted by subsection 6.1(x), the sale of related equipment."

         B. BW - OTHER CORPORATION. The definition of "BW-Other Corporation" contained in subsection 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting the following therefor:

              "'BW-Other Corporation' means the direct and indirect subsidiaries of BW-Other Corporation, a Delaware corporation, prior to its liquidation into Company, including without limitation Borg-Warner Equities Corporation, Borg-Warner Equities Corporation of California, Borg-Warner Equities Corporation of Monterey, Inc., NAL II, Ltd., Borg-Warner Insurance Holding Corporation and Centaur Insurance Company."

         C. NEW DEFINITIONS. Section 1.1 of the Credit Agreement is hereby further amended by adding thereto the following definitions, which definitions shall be inserted in proper alphabetical order:

              "'Alarm Installation Costs' means the costs allocated to a subscriber installation in connection with the original installation of an alarm system, including without limitation all charges for materials and for the labor associated with such installation.

              'Centaur Interest Amount' means, for each period for which the determination is being made and for each Centaur Settlement Amount for which such calculation is being made, an amount equal to the interest expense attributable to such Centaur Settlement Amount for such period, commencing from the date of payment of such Centaur Settlement Amount for the first such period, which amount shall be calculated by utilizing the Prime Rate then in effect for Loans outstanding under this Agreement (without reference to the Prime Rate Margin).

              'Centaur Settlement Amount' means all amounts paid or contributed by Company to Centaur Insurance Company ("Centaur") or directly or indirectly paid by Company on behalf of Centaur, in each case on or after the effective date of the Second Amendment for the purpose of settling litigation pending against Centaur or against Company but relating to Centaur or of paying the costs and expenses associated with such litigation provided that the aggregate amount of all such payments does not exceed the amount disclosed in writing by Company to Co-Agents and approved by Co-Agents as of the effective date of the Second Amendment.

              'New Receivables Facility' means an off-balance sheet receivables financing facility in the amount of not less than $100,000,000, the terms and conditions of which are satisfactory to Requisite Lenders, which facility shall be provided by a financial institution satisfactory to Requisite Lenders, to replace Company's existing off-balance sheet receivables financing facility with Enterprise Funding Corporation.

              'Second Amendment' means the Second Amendment to Credit Agreement and Consent dated as of March 15, 1995, by and among Company, Lenders, Lead Managers, Co-Agents and Administrative Agent."

         1.2 AMENDMENTS TO SECTION 2: AMOUNTS AND TERMS OF COMMITMENTS AND LOANS; NOTES; LETTERS OF CREDIT.

         A. RATE OF INTEREST. Subsection 2.2A of the Credit Agreement is hereby amended by deleting the table contained in the second paragraph thereof in its entirety and substituting the following therefor:


         "Adjusted Interest                    Prime Rate    Eurodollar
         Coverage Ratio                          Margin     Rate Margin
         --------------                        ----------   -----------

         Less than 2.25:1.00                      1.50%        2.50%

         Equal to or greater than 2.25:1.00       1.25%        2.25%
          but less than 2.75:1.00

         Equal to or greater than 2.75:1.00       1.00%        2.00%
          but less than 3.55:1.00

         Equal to or greater than 3.55:1:00       0.75%        1.75%
          but less than 4.00:1.00

         Equal to or greater than 4.00:1.00
          but less than 4.50:1.00                 0.50%        1.50%

         Equal to or greater than 4.50:1.00       0.25%        1.25%

         provided, however, in the event that Company has not obtained a commitment letter for the New Receivables Facility by August 15, 1995, from a financial institution which is, and the terms and conditions of which commitment letter are, satisfactory to Requisite Lenders, each of the percentages set forth above for the Prime Rate Margin and the Eurodollar Rate Margin shall increase by an additional .25%; provided further in the event that the New Receivables Facility has not been executed and delivered by the Company and the other parties thereto by September 15, 1995, each of the percentages set forth above for the Prime Rate Margin and the Eurodollar Rate Margin, as such percentages may have been adjusted by operation of the foregoing proviso, shall increase by an additional .25%; provided further in the event that the Company has refinanced its existing receivables facility with Enterprise Funding Corporation with the proceeds of the New Receivables Facility on or prior to September 30, 1995, commencing as of the date of such refinancing, the rate increases provided for in the foregoing two provisos shall be terminated and shall be of no further force or effect."

         B. FEES. Subsection 2.3 of the Credit Agreement is hereby amended by adding the following at the end thereof:

         "C. Refinancing Fees. In the event that Company has not obtained a commitment letter for the New Receivables Facility by July 1, 1995, the terms and conditions of which are satisfactory to Requisite Lenders, Company shall pay to Administrative Agent for distribution to each Lender in proportion to that Lender's Pro Rata Share of the Commitments, an aggregate fee equal to .50% of the then outstanding Commitments."

         1.3  AMENDMENTS TO SECTION 5: COMPANY'S AFFIRMATIVE COVENANTS.

         Subsection 5.10A of the Credit Agreement is hereby amended by deleting the two provisos contained in the first sentence thereof and by substituting the following therefor:

         "; provided that prior to the effective date of the Second Amendment, Company may pay such amounts as have been disclosed in writing to the Co-Agents as of such effective date and thereafter Company may pay the Centaur Settlement Amount."

         1.4 AMENDMENTS TO SECTION 6:  COMPANY'S NEGATIVE COVENANTS

         A. INDEBTEDNESS. Subsection 6.1 of the Credit Agreement is hereby amended by:

         (1) deleting subclause (y) from clause (iii) thereof in its entirety and by substituting the following therefor:

         "(y) concurrently with any such refinancing, renewal or extension of the Existing Indebtedness of Company to The Long-Term Credit Bank of Japan, Ltd. listed in Item 1 of Schedule C annexed hereto prior to its final scheduled maturity, the Commitments shall be permanently reduced in an amount equal to the amount of such Existing Indebtedness so refinanced, renewed or extended; and (z) notwithstanding the foregoing, in connection with any refinancing of the Senior Notes, Company may issue up to $140,000,000 principal amount of such refinancing Indebtedness;";

         (2) adding immediately after the phrase "of which" in the fourth line of clause (vii) thereof the following ", and any modifications, amendments or supplements thereto,";

         (3) deleting the phrase "clauses (i)-(vii)" from clause (viii) thereof and by substituting "clauses (i)-(vii) and clause (x)" therefor;

         (4) deleting the phrase "clauses (i)-(viii)" from clause (ix) thereof and by substituting "clauses (i)-(viii) and clause (x)" therefor and by deleting the period at the end of such clause (ix) and by substituting "; and" therefor; and

         (5) by adding a new clause (x) at the end of such subsection 6.1 as follows:

         "(x) Wells Fargo Alarm Services, Inc., BW-Canada Alarm (Wells Fargo) Corporation, and their respective wholly owned subsidiaries may become and remain liable with respect to an off-balance sheet facility providing for the purchase of receivables, contracts, leases and related equipment from such entities, the terms and conditions of which facility, and any modifications, amendments or supplements thereto, shall be satisfactory in form and substance to the Requisite Lenders.".

         B.   LIENS.  Subsection 6.2 of the Credit Agreement is hereby amended by:

         (1) deleting the phrase "Additional Senior Indebtedness" from clause
    (ii) thereof and by substituting the following therefor:

         "Additional Senior Indebtedness, including the holders of Indebtedness refinancing the Senior Notes in accordance with subsection 6.1(iii)," and

         (2) deleting the period at the end of clause (vii) thereof and by substituting "; and" therefor and by adding a new clause (viii) at the end of such subsection 6.2 as follows:

         "(viii) Liens in favor of the purchaser of receivables, contracts, leases and related equipment from Wells Fargo Alarm Services, Inc., BW-Canada Alarm (Wells Fargo) Corporation, and their respective subsidiaries, which Liens are filed with respect to such receivables, contracts, leases and related equipment in connection with the off-balance sheet facility permitted under subsection 6.1(x)".

         C. INVESTMENTS. Subsection 6.3 of the Credit Agreement is hereby amended by adding the following at the end of clause 6.3(iii) thereof:

         "and Wells Fargo Alarm Services, Inc. and BW-Canada Alarm (Wells Fargo) Corporation may make and own Investments approved by Requisite Lenders in financing subsidiaries established for the purpose of purchasing and selling receivables, contracts, leases and related equipment in connection with the off-balance sheet facility permitted pursuant to subsection 6.1(x)".

         D. INTEREST COVERAGE RATIO. Subsection 6.6A of the Credit Agreement is hereby amended by deleting the subsection in its entirety and by substituting the following therefor:

         "A. INTEREST COVERAGE RATIO. Company will not permit the ratio (the "Interest Coverage Ratio") of (i) Consolidated EBITDA minus the sum of
         (x) Consolidated Capital Expenditures plus (y) an amount equal to Alarm Installation Costs originated during the period for which the determination is being made which are treated as sales-type leases and which have not been sold in connection with the off-balance sheet facility permitted pursuant to subsection 6.1(x) hereof, to (ii) Consolidated Interest Expense as of the last day of each of the fiscal quarters shown below for the four consecutive preceding fiscal quarters ended on such date, to be less than the correlative ratio indicated below:


         PERIOD                     MINIMUM INTEREST COVERAGE RATIO
         ------                     -------------------------------

         Fiscal year ending 1994
         -----------------------

         Fourth fiscal quarter                 1.60:1.00

         Fiscal year ending 1995
         -----------------------

         First fiscal quarter                  1.30:1.00
         Second fiscal quarter                 1.30:1.00
         Third fiscal quarter                  1.35:1.00
         Fourth fiscal quarter                 1.50:1.00

         Fiscal year ending 1996
         -----------------------

         First fiscal quarter                  1.50:1.00
         Second fiscal quarter                 1.55:1.00
         Third fiscal quarter                  1.60:1.00
         Fourth fiscal quarter                 1.75:1.00


         Fiscal year ending 1997
         -----------------------

         First fiscal quarter                1.75:1.00
         Second fiscal quarter               1.80:1.00
         Third fiscal quarter                1.85:1.00
         Fourth fiscal quarter               2.00:1.00

         Fiscal year ending 1998
         -----------------------

         First fiscal quarter                2.00:1.00
         Second fiscal quarter               2.05:1.00
         Third fiscal quarter                2.10:1.00
         Fourth fiscal quarter               2.25:1.00

         Fiscal year ending 1999
         -----------------------

         First fiscal quarter                2.35:1.00
         Second fiscal quarter               2.50:1.00

         provided however that for each fiscal quarter in which a Centaur Settlement Amount is paid by Company and for the immediately succeeding three fiscal quarters, in calculating Consolidated Interest Expense for each such fiscal quarter, Company may exclude the Centaur Interest Amount for such Centaur Settlement Amount for each such fiscal quarter."

         E. LEVERAGE RATIO. Subsection 6.6B of the Credit Agreement is hereby amended by deleting the table set forth therein for each fiscal quarter, commencing with the 1994 fourth fiscal quarter, and by substituting the following therefor:


         "PERIOD                       MAXIMUM LEVERAGE RATIO
          ------                       ----------------------

         Fiscal year ending 1994
         -----------------------

         Fourth fiscal quarter               3.35:1.00

         Fiscal year ending 1995
         -----------------------

         First fiscal quarter                3.65:1.00
         Second fiscal quarter               3.65:1.00
         Third fiscal quarter                3.60:1.00
         Fourth fiscal quarter               3.35:1.00


         Fiscal year ending 1996
         -----------------------

         First fiscal quarter                3.35:1.00
         Second fiscal quarter               3.20:1.00
         Third fiscal quarter                3.00:1.00
         Fourth fiscal quarter               2.90:1.00

         Fiscal year ending 1997
         -----------------------

         First fiscal quarter                2.90:1.00
         Second fiscal quarter               2.80:1.00
         Third fiscal quarter                2.65:1.00
         Fourth fiscal quarter               2.50:1.00

         Fiscal year ending 1998
         -----------------------

         First fiscal quarter                2.45:1.00
         Second fiscal quarter               2.35:1.00
         Third fiscal quarter                2.25:1.00
         Fourth fiscal quarter               2.15:1.00

         Fiscal year ending 1999
         -----------------------

         First fiscal quarter                2.00:1.00
         Second fiscal quarter               1.80:1.00

         provided however that for each fiscal quarter in which a Centaur Settlement Amount is paid by Company and for the immediately succeeding three fiscal quarters, in calculating the amount of Funded Debt for each such fiscal quarter, Company may exclude such Centaur Settlement Amount for each such fiscal quarter."

         F. CONSOLIDATED NET WORTH. Subsection 6.6C of the Credit Agreement is hereby amended by deleting the table set forth therein for each fiscal quarter, commencing with the 1994 fourth fiscal quarter, and by substituting the following therefor:


         "PERIOD                      MINIMUM CONSOLIDATED NET WORTH
          ------                      ------------------------------

         Fiscal year ending 1994
         -----------------------

         Fourth fiscal quarter                 $55,000,000



         Fiscal year ending 1995
         -----------------------
         First fiscal quarter                    50,000,000
         Second fiscal quarter                   50,000,000
         Third fiscal quarter                    55,000,000
         Fourth fiscal quarter                   60,000,000

         Fiscal year ending 1996
         -----------------------

         First fiscal quarter                    60,000,000
         Second fiscal quarter                   65,000,000
         Third fiscal quarter                    70,000,000
         Fourth fiscal quarter                   85,000,000

         Fiscal year ending 1997
         -----------------------

         First fiscal quarter                    87,500,000
         Second fiscal quarter                   90,000,000
         Third fiscal quarter                    95,000,000
         Fourth fiscal quarter                  105,000,000

         Fiscal year ending 1998
         -----------------------

         First fiscal quarter                   110,000,000
         Second fiscal quarter                  120,000,000
         Third fiscal quarter                   125,000,000
         Fourth fiscal quarter                  130,000,000

         Fiscal year ending 1999
         -----------------------

         First fiscal quarter                   145,000,000
         Second fiscal quarter                  160,000,000

provided however that in calculating Consolidated Net Worth, Company shall exclude the effect of any gain related to taking into Consolidated Net Income any reserves previously established to pay Centaur Settlement Amounts."

         G. CONSOLIDATED EBITDA. Subsection 6.6D of the Credit Agreement is hereby amended by deleting the table set forth therein for each fiscal quarter, commencing with the 1994 fourth fiscal quarter, and by substituting the following therefor:

     "PERIOD                            MINIMUM CONSOLIDATED EBITDA
     -------                            ---------------------------

     Fiscal year ending 1994
     -----------------------

     Fourth fiscal quarter                        $145,000,000

     Fiscal year ending 1995
     -----------------------

     First fiscal quarter                          130,000,000
     Second fiscal quarter                         130,000,000
     Third fiscal quarter                          132,500,000
     Fourth fiscal quarter                         140,000,000

     Fiscal year ending 1996
     -----------------------

     First fiscal quarter                          140,000,000
     Second fiscal quarter                         150,000,000
     Third fiscal quarter                          160,000,000
     Fourth fiscal quarter                         160,000,000

     Fiscal year ending 1997
     -----------------------

     First fiscal quarter                          162,500,000
     Second fiscal quarter                         165,000,000
     Third fiscal quarter                          167,500,000
     Fourth fiscal quarter                         170,000,000

     Fiscal year ending 1998
     -----------------------

     First fiscal quarter                          172,500,000
     Second fiscal quarter                         175,000,000
     Third fiscal quarter                          177,500,000
     Fourth fiscal quarter                         180,000,000


     Fiscal year ending 1999
     -----------------------

     First fiscal quarter                          185,000,000
     Second fiscal quarter                         190,000,000"

     H. CONSOLIDATED CAPITAL EXPENDITURES. Subsection 6.6E of the Credit Agreement is hereby amended by deleting the text of subsection 6.6E up to but not including the proviso set forth therein and substituting the following therefor:

     "E. Consolidated Capital Expenditures. Company and its Subsidiaries shall not permit the sum of (i) Consolidated Capital Expenditures plus (ii) an amount equal to 75% of the Alarm Installation Costs originated in such fiscal year which are sold in connection with the off-balance sheet facility permitted pursuant to subsection 6.1(x) plus (iii) an amount equal to 100% of the Alarm Installation Costs originated in such fiscal year which are treated as sales-type leases which are not sold in connection with the off-balance sheet facility permitted pursuant to subsection 6.1(x) to exceed in any fiscal year the amount set forth below for such fiscal year (the "Capital Expenditure Amount"):

              PERIOD                      CAPITAL EXPENDITURE AMOUNT
              ------                      --------------------------
         Fiscal year ending 1993                  $70,000,000
         Fiscal year ending 1994                  $75,000,000
         Fiscal year ending 1995                  $55,000,000
         Fiscal year ending 1996                  $60,000,000
         Fiscal year ending 1997                  $60,000,000
         Fiscal year ending 1998                  $60,000,000
         Fiscal year ending 1999                  $60,000,000

         ; provided that for fiscal years commencing on and after January 1, 1996, if the Company's Adjusted Interest Coverage Ratio for such fiscal year is greater than 2.90 to 1.00 as of December 31, 1995, or as of the last day of any fiscal year thereafter, the Capital Expenditure Amount for the immediately succeeding fiscal year, and for each fiscal year thereafter, shall be increased to $75,000,000;" and

         (2) adding the following sentence at the end of subsection 6.6E:

         "Notwithstanding the foregoing, in no event shall the Capital Expenditure Amount for the fiscal year ending December 31, 1995, be increased by any Unutilized Amount from the fiscal year ending December 31, 1994."

         I. ACQUISITIONS. Subsection 6.7(iv) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

         "(iv) Company and its Consolidated Subsidiaries may acquire all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person engaged in businesses substantially similar to those conducted by the Company and its Consolidated Subsidiaries (such asset or stock acquisitions being herein collectively referred to as "Acquisitions"); provided that the purchase price (including all assumed liabilities) paid with respect to Acquisitions made on or after the effective date of the Second Amendment (A) does not exceed $25,000,000 in the aggregate for all such Acquisitions or (B) in the event that (x) no Event of Default or Potential Event of Default has occurred and is continuing, (y) the ratio of Company's Funded Debt to Consolidated

         EBITDA for the immediately preceding four consecutive fiscal quarters is not greater than 2.50 to 1.00 and (z) the Company's Adjusted Interest Coverage Ratio for the immediately preceding four consecutive fiscal quarters is not less than 3.00 to 1.00 (in determining compliance with clauses (y) and (z) hereof, such calculations shall be made on a pro forma basis for the period of calculation after giving effect to the occurrence of the Acquisition on the first day of the relevant calculation period and after giving effect to all Indebtedness, including any assumed liabilities, incurred in connection therewith and calculating interest on any such Indebtedness at a fixed rate equal to the rate (whether fixed or floating) which such Indebtedness would bear on the date of determination), does not exceed $50,000,000 in the aggregate for all such Acquisitions; provided however in the event that thereafter Company no longer meets the conditions set forth in clauses (y) and (z), Company shall again be required to comply with the foregoing clause (A) of this subsection 6.7(iv); provided that no Potential Event of Default or Event of Default shall occur under this Agreement if the aggregate Acquisitions then exceed $25,000,000 if such Acquisitions, at the time made, were permitted under this Agreement; provided further that to the extent that Company pays all or any portion of the purchase price for an Acquisition through the issuance of shares of Common Stock, the value of the shares of such Common Stock shall be deducted from the calculation of the purchase price payable by Company or its Consolidated Subsidiaries for such Acquisitions for purposes of determining compliance with the provisions of this subsection 6.7(iv); and provided further that any such Person so acquired that constitutes a Material Subsidiary shall execute counterparts of the Borg-Warner Subsidiary Guaranty and the Borg-Warner Subsidiary Pledge Agreement as provided in subsection 5.11; and"

         J. SALE OR DISCOUNT OF RECEIVABLES. Subsection 6.9 of the Credit Agreement is hereby amended by deleting the subsection in its entirety and substituting the following therefor:

         "Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, notes, accounts receivable, contracts, leases or other receivables, other than pursuant to the off-balance sheet facilities permitted under subsections 6.1(vii) and 6.1(x)."

         1.5 AMENDMENT OF EXHIBITS. Exhibit IV to the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor the form of Compliance Certificate annexed hereto as Annex A.

         SECTION 2.  CONSENT

         A. COMPANY PLEDGE AGREEMENT. Each Lender executing this Amendment hereby consents to the amendment of the Company Pledge Agreement by a First Amendment to Pledge Agreement substantially in the form annexed hereto as Annex B and each such Lender hereby authorizes the Collateral Agent, upon request of the Company and on such Lender's behalf, to execute and deliver such First Amendment to Pledge Agreement.

         B. INTERCREDITOR AGREEMENT. Each Lender executing this Amendment hereby consents to the amendment of the Intercreditor Agreement by a First Amendment to
Intercreditor Agreement substantially in the form annexed hereto as Annex C and each such Lender hereby authorized the Collateral Agent, upon request of the Company and on such Lender's behalf, to execute and deliver such First Amendment to Intercreditor Agreement.


         SECTION 3.  CONDITIONS TO EFFECTIVENESS

         Section 1 and Section 2 of this Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (upon such satisfaction, the "SECOND AMENDMENT EFFECTIVE DATE"):

         A. On or before the Second Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

         1. Resolutions of its Board of Directors authorizing and approving the execution, delivery and performance of this Amendment and of the Agreement as amended by this Amendment, certified as of the Second Amendment Effective Date by its secretary or assistant secretary as being in full force and effect without modification or amendment.

         2. Signature and incumbency certificates of its officers executing this Amendment;

         3.  Executed copies of this Amendment; and

         4. A letter from a responsible officer of the Company with respect to past and anticipated Centaur Settlement Amounts, which letter shall have been approved by Co-Agents.

         B. On or before the Second Amendment Effective Date, each of the Borg-Warner Guarantor Subsidiaries shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

         1. Signature and incumbency certificates of its officers executing this Amendment; and

         2.  Executed copies of this Amendment.

         C. On or before the Second Amendment Effective Date, each Lender executing this Amendment shall have received an amendment fee in an amount equal to such Lender's Pro Rata Share of the Commitments multiplied by 0.25% and each Co-Agent shall have received a structuring fee in an amount previously agreed upon by Company and Co-Agents.

         D. On or before the Second Amendment Effective Date, Requisite Lenders shall have delivered to Administrative Agent originally executed copies of this Amendment.

         E. On or before the Second Amendment Effective Date, corresponding consents and amendments shall have been obtained or made with respect to the Credit Agreement dated as of January 27, 1993, as amended, among Company, the financial institutions named therein, and The Long Term Credit Bank of Japan, Chicago Agency.

         F. On or before the Second Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.


         SECTION 4.  COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

         A. CORPORATE POWER AND AUTHORITY. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

         B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

         C. NO CONFLICT. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or
(iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

         D. GOVERNMENTAL CONSENTS. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         E. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by Company and are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

         SECTION 5.  ACKNOWLEDGEMENT AND CONSENT

         Company is a party to the Company Pledge Agreement, as amended through the Second Amendment Effective Date, pursuant to which Company has pledged certain Collateral to Collateral Agent to secure the Obligations. Each of the Borg-Warner Guarantor Subsidiaries is a party to the Borg-Warner Subsidiary Guaranty, as amended through the Second Amendment Effective Date, pursuant to which each such Borg-Warner Guarantor Subsidiary has guarantied the Obligations. Company and Borg-Warner Guarantor Subsidiaries are collectively referred to herein as the "CREDIT SUPPORT PARTIES," and the Company Pledge Agreement and Borg-Warner Subsidiary Guaranty are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS."

         Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

         Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

         SECTION 6.  MISCELLANEOUS

         A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         (1) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

         (2) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (3) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 9.3 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

         C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                       BORG-WARNER SECURITY CORPORATION


                                       By:____________________________________
                                       Title:_________________________________



                                       WELLS FARGO ALARM SERVICES, INC. (for
                                       purposes of Section 5 only) as a Credit
                                       Support Party


                                       By:____________________________________
                                       Title:_________________________________



                                       WELLS FARGO ARMORED SERVICE CORPORATION
                                       (for purposes of Section 5 only) as a
                                       Credit Support Party


                                       By:___________________________________
                                       Title:________________________________



                                       BW-CANADIAN GUARD CORPORATION (for
                                       purposes of Section 5 only) as a Credit
                                       Support Party


                                       By:___________________________________
                                       Title:________________________________

                                       BORG-WARNER PROTECTIVE SERVICES
                                       CORPORATION (for purposes of Section 5
                                       only) as a Credit Support Party


                                       By:___________________________________
                                       Title:________________________________



                                       PONY EXPRESS COURIER CORP. (for purposes of Section 5 only) as a Credit Support Party


                                       By:___________________________________
                                       Title:________________________________



                                       BANKERS TRUST COMPANY, INDIVIDUALLY AND
                                       AS CO-AGENT AND AS ADMINISTRATIVE AGENT


                                       By:___________________________________
                                       Title:________________________________



                                       CIBC INC., INDIVIDUALLY AND AS CO-AGENT


                                       By:___________________________________
                                       Title:________________________________



                                       NATIONSBANK, N.A. ("CAROLINAS"),
                                       INDIVIDUALLY AND AS CO-AGENT


                                       By:___________________________________
                                       Title:________________________________

                                       BANK OF AMERICA ILLINOIS, INDIVIDUALLY
                                       AND AS LEAD MANAGER


                                       By:___________________________________
                                       Title:________________________________



                                       THE BANK OF NEW YORK, INDIVIDUALLY AND
                                       AS LEAD MANAGER


                                       By:___________________________________
                                       Title:________________________________



                                       THE BANK OF NOVA SCOTIA, INDIVIDUALLY
                                       AND AS LEAD MANAGER


                                       By:___________________________________
                                       Title:________________________________



                                       COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                                       EUROPEENNE


                                       By:___________________________________
                                       Title:________________________________



                                       By:___________________________________
                                       Title:________________________________

                                       DRESDNER BANK AG (CHICAGO AND GRAND
                                       CAYMAN BRANCHES)


                                       By:________________________________
                                       Title:_____________________________



                                       THE MITSUBISHI TRUST AND BANKING
                                       CORPORATION


                                       By:________________________________
                                       Title:_____________________________



                                       THE NIPPON CREDIT BANK, LTD.


                                       By:________________________________
                                       Title:_____________________________



                                       THE NORTHERN TRUST COMPANY


                                       By:________________________________
                                       Title:_____________________________



                                       UNION BANK OF FINLAND LTD. - GRAND
                                       CAYMAN BRANCH


                                       By:________________________________
                                       Title:_____________________________


                                       By:________________________________
                                       Title:_____________________________